EXHIBIT 10.1

SECOND AMENDMENT

TO
AMENDED AND RESTATED CREDIT AGREEMENT

      THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of July 1, 2004, by and among Ziff Davis Media Inc., a Delaware corporation (the “Borrower”), CIBC World Markets Corp., as lead arranger and bookrunner (the “Lead Arranger”), Deutsche Bank Trust Company Americas, as syndication agent (the “Syndication Agent”), Fleet National Bank, as documentation agent (the “Documentation Agent”), Canadian Imperial Bank of Commerce, as administrative agent (the “Administrative Agent”) and the other Credit Parties party hereto (the “Credit Parties”).

W I T N E S S E T H

      WHEREAS, the Borrower, the Lead Arranger, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Credit Parties are parties to that certain Amended and Restated Credit Agreement dated as of August 12, 2002, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 17, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

      WHEREAS, the Borrower has requested, and the Credit Parties have agreed, to amend the Credit Agreement to the extent set forth herein;

      NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, except as otherwise defined or limited herein, and further agree, subject to the conditions precedent to this Amendment hereinafter set forth, as follows:

      1.     Amendments to Article 1.

      (a) Article 1 of the Credit Agreement, Definitions, is hereby modified and amended by adding the following new definitions in appropriate alphabetical order:

““Basket Projection Amount” shall have the meaning set forth in Section 7.5(x) hereof.”

““Cash Acquisition Charges” shall mean, with respect to any Investment or Acquisition, the actual cash paid to a Seller on the Investment/ Acquisition Closing Date or, to be paid to such Seller after the Investment/ Acquisition Closing Date pursuant to any promissory note issued in connection with such Investment or Acquisition, but excluding any Contingent Purchase Payments.”

““Contingent Purchase Payments” shall mean, with respect to any Investment or Acquisition, the portion of the consideration (excluding any new equity issued or to be issued in connection therewith) which payment is contingent upon the performance of the Target after the Investment/ Acquisition Closing Date, measured over any time period that ends at least one (1) year after the Investment/ Acquisition Closing Date.”

““Conversion” shall have the meaning set forth in Section 7.5(xiii)”

““Earnout Payment” shall have the meaning set forth in Section 7.5(x) hereof.”

““Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.”

““Investment/ Acquisition Closing Date” shall mean, with respect to any Investment or Acquisition, the closing date of such Investment or Acquisition.”

““Investment/ Acquisition Measurement Date” shall mean, with respect to any Investment or Acquisition, the last calendar day of the most recent quarter ended prior to the Investment/ Acquisition Closing Date with respect to which the Borrower, as of the Invest/ Acquisition Closing Date, was obligated to have delivered financial statements pursuant to Article 6 hereof.”

““OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.”

““Period” shall mean, with respect to any Investment or Acquisition, the twelve (12) month period ended on the Investment/ Acquisition Measurement Date.”

““Permitted Foreign Joint Venture Acquisitions and Investments” shall mean Acquisitions of and Investments in foreign joint ventures by means of any combination of (a) cash consideration in an amount not to exceed during the term of the Agreement, the sum of $3,000,000, plus Recycled Proceeds, and (b) use of Trademarks as consideration, provided, that the value of any such individual Trademarks so used does not exceed $1,000,000.”

““Pre-Maturity Contingent Purchase Payments” shall mean, with respect to any Investment or Acquisition, Contingent Purchase Payments payable after the Investment/ Acquisition Closing Date and on or prior to the date that is 90 days after the Final Maturity Date.”

““Post-Maturity Contingent Purchase Payments” shall mean, with respect to any Investment or Acquisition, Contingent Purchase Payments payable after the date that is 90 days following the Final Maturity Date.”

““Pre-Maturity Payments” shall mean, with respect to any Investment or Acquisition, the sum of Cash Acquisition Charges and Pre-Maturity Contingent Purchase Payments.”

““Pro Forma Senior Leverage Ratio” shall mean with respect to any Investment or Acquisition, the Senior Leverage Ratio as adjusted as if (a) the Cash Acquisition Charges relative to such Investment or Acquisition had been incurred at the commencement of the Period and (b) the Target had been acquired at the commencement of the Period, provided, that the EBITDA of the Target during the Period shall be inclusive of such reasonable adjustments that may be proposed by the Borrower and approved by the Administrative Agent.”

““Recycled Proceeds” shall mean the amount of any Net Proceeds from the sales, transfers or other dispositions by the Borrower and/or any of its Subsidiaries of its and/or their ownership interests in foreign joint ventures, to the extent Borrower is not required pursuant to Section 2.7(b)(i) to apply such Net Proceeds to permanently reduce the Loans in accordance with Section 2.7(d).”

““Second Amendment Date” shall mean July 1, 2004.”

““Target” shall mean the assets or interests acquired pursuant to Section 7.5(x) hereof.”

““USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.”

      (b) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the definition of “Fixed Charges” and by substituting the following in lieu thereof:

““Fixed Charges’ shall mean, for any period, for the Borrower and its Restricted Subsidiaries, on a consolidated basis, the sum of the following for such period: (a) cash Interest Expense; (b) scheduled, permanent principal repayments with respect to Borrower Debt; (c) Capital Expenditures (other than Capital Expenditures funded by Available Cash Flow); (d) cash income, franchise and foreign withholding taxes payable; and (e) Restricted Payments permitted under Sections 7.7(c) or 7.7(f)

hereof. Earnout Payments and Cash Acquisition Charges shall not be included in the definition of Fixed Charges for any purpose.

      (c) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the definition of “Permitted Acquisitions” and by substituting the following in lieu thereof:

““Permitted Acquisitions” shall mean Acquisitions made by the Borrower or any of its Subsidiaries as and to the extent permitted under Section 7.5 hereof.”

      (d) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the definition of “Permitted Disposition” and by substituting the following in lieu thereof:

“Permitted Disposition” shall mean any sale, lease, abandonment, transfer, trade or other disposition of Assets by the Borrower or any of its Subsidiaries as and to the extent permitted under Section 7.5 hereof.”

      (e) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the definition of “Restricted Subsidiaries” and by substituting the following in lieu thereof:

“Restricted Subsidiaries” shall mean all Subsidiaries of the Borrower other than the Foreign Subsidiaries.”

      (f) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definitions of “Closing Equity”, “Equity Collateral Account”, “eTesting Labs,” “eTesting Labs Disposition,” “eTesting Sale Proceeds,” “Specified Equity Contributions” and “Unrestricted Subsidiaries.”

      2. Amendment to Section 2.7. Section 2.7(b) of the Credit Agreement, Disposition of Assets, is hereby modified and amended by deleting clause (i) thereof in its entirety and substituting the following in lieu thereof:

“(i) If, after the Second Amendment Date, the Borrower or any of its Subsidiaries shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty to the extent not covered by insurance) any Assets with Net Proceeds in excess of $1,500,000 in the aggregate during the period from the Second Amendment Date through the Final Maturity Date (including, without limitation, any Equity Interests in any Subsidiary, but not including (A) the sale of obsolete equipment and inventory, (B) the sale, transfer or other disposition of fixed Assets that are replaced by property of substantially equivalent value in the ordinary course of business, (C) the sale or lease of databases, software, subscriber lists or office or laboratory space, or the licensing of intellectual property, in each case in the ordinary course of business, (D) the sale of Cash Equivalents, and (E) the sale or discount of accounts receivable in connection with compromise or collection (but not in connection with accounts receivable securitizations or similar transactions)), one hundred percent (100%) of the Net Proceeds from such sale, transfer or other disposition to the extent that the aggregate Net Proceeds of all sales, transfers or other dispositions of Assets during the period from the Second Amendment Date through the Final Maturity Date exceeds $1,500,000 shall, (I) in the case of Net Proceeds received by the Borrower, be applied on the date of receipt thereof, and (II) in the case of Net Proceeds received by any Subsidiary of the Borrower, be promptly distributed on a pro rata basis to all of such Subsidiary’s equity holders and on the date of the Borrower’s receipt of its pro rata share of any such Net Proceeds, be applied, in either case, to permanently reduce the Loans pursuant to Section 2.7(d) hereof.”

      3. Amendment to Section 4.1. Section 4.1(e) of the Credit Agreement, Business, is hereby deleted in its entirety and the following substituted in lieu thereof:

“(e) Business. The Borrower and its Restricted Subsidiaries are engaged in any or all of the following: (a) the business of publishing, in print or on the Internet, magazines in the United States and Europe, and in business activities related thereto (including without limitation conducting conferences and industry events and licensing content from such magazines and trademarks), (b) the business of acquiring, developing and managing Internet initiatives, new magazine publishing initiatives and events with respect to new or existing magazines, and (c) creating and holding interests in third parties obtained by means of Permitted Acquisitions and Permitted Investments (including, without limitation, by Permitted Foreign Joint Venture Acquisitions and Investments).”

      4. Amendment to Section 5.2. Section 5.2 of the Credit Agreement, Business; Compliance with Applicable Law, is hereby modified and amended by deleting the first sentence therefrom and by substituting the following in lieu thereof:

“The Borrower will, and will cause each of its Restricted Subsidiaries to, engage solely in any or all of the following: (a) the business of publishing, in print or on the Internet, magazines in the United States and Europe, and in business activities related thereto (including without limitation conducting conferences and industry events and licensing content from such magazines and trademarks), (b) the business of acquiring, developing and managing Internet initiatives, new magazine publishing initiatives and events with respect to new or existing magazines, and (c) creating and holding interests in third parties obtained by means of Permitted Acquisitions and Permitted Investments (including without limitation by Permitted Foreign Joint Venture Acquisitions and Investments.”

      5. Amendment to Section 6.1. Section 6.1 of the Credit Agreement, Monthly Financial Statements and Information, is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 6.1 Monthly Financial Statements and Information. Within thirty (30) days after the last day of each month (other than March, June, September and December), unaudited balance sheets of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, as of the end of such month and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication or group) basis, for such month and for the elapsed portion of the year ended with the last day of such month, which shall set forth in comparative form such figures (x) as at the end of and for such month, (y) as against the corresponding month during the preceding fiscal year and (z) as against the figures set forth for such month in the Borrower’s business plan provided to the Credit Parties pursuant to Section 6.5(c) hereof. The foregoing financial statements shall be certified by a Principal Officer to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, and, as applicable, on a consolidating (by publication or group) basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and the absence of footnotes. Notwithstanding anything to the contrary contained in the foregoing, the Borrower will furnish draft monthly financial statements with respect to December during each fiscal year of the Borrower, within sixty (60) days after the last day of such month.”

      6. Amendment to Section 6.2. Section 6.2 of the Credit Agreement, Quarterly Financial Statements and Information, is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 6.2 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters, and within one-hundred five (105) days after the last day of the fourth quarter, of each fiscal year of the Borrower, unaudited balance sheets of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication or group) basis, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures (x) as at the end of and for such quarter, (y) as against the corresponding quarter during the preceding fiscal year and (z) as against the figures set forth in the Borrower’s business plan provided to the Credit Parties pursuant to Section 6.5(c) hereof. The foregoing financial statements shall be certified by a Principal Officer to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, and as applicable, on a consolidating (by publication or group) basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and the absence of footnotes. Notwithstanding anything to the contrary contained in the foregoing, the Borrower will furnish draft quarterly financial statements with respect to the fourth fiscal quarter during each fiscal year of the Borrower, within sixty (60) days after the last day of such quarter.”

      7. Amendment to Section 6.3. Section 6.3 of the Credit Agreement, Annual Financial Statements and Information, is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 6.3 Annual Financial Statements and Information. Within one hundred five (105) days after the end of each fiscal year of the Borrower, the audited balance sheet of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, as at the end of such fiscal year and the related audited statement of income and retained earnings or deficit and related statements of cash flows of Holdco, on a consolidated basis with Intermediate Holdco, the Borrower and the Restricted Subsidiaries, for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified, without any qualifications or explanatory paragraphs, by independent certified public accountants of national recognized standing, whose opinion shall be in scope and substance reasonably satisfactory to the Agents, and include a statement certifying that no Default or Event of Default was detected during the examination of Holdco and its Subsidiaries and that such accountants have authorized Holdco to deliver such financial statements and opinion thereon to the Credit Parties pursuant to this Agreement.”

      8. Amendment to Section 6.4. Section 6.4 of the Credit Agreement, Performance Certificates, is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Section 6.2 hereof (other than any draft financial statements delivered with respect to any December of any fiscal year of the Borrower), a Performance Certificate:

“(i) setting forth as at the end of such fiscal quarter, the arithmetical calculations required to establish (A) whether the Borrower was in compliance with the requirements of the Financial Covenants, and (B) the Applicable Margin;

(ii) setting forth a summary of all Permitted Investments and Permitted Acquisitions during the applicable fiscal quarter, which summary shall (A) include the total amount of each such Permitted Investment and Permitted Acquisition consummated from and after the Second Amendment Date, (B) identify the Person making such Investment or Acquisition, and (C) set forth as applicable the projections in the Borrower’s “base case” that are relevant to the calculation of the Contingent Purchase Payments and the Basket Projection Amounts of each such Permitted Investment or Permitted Acquisition; and

“(iii) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.”

      9. Amendment to Section 6.5.

      (a) Section 6.5 of the Credit Agreement, Other Reports, is hereby modified and amended by deleting subsection (c) in its entirety and by substituting the following in lieu thereof:

“(c) Annually, and in no event later than January 31 of any year, a copy of the Borrower’s annual business plan, including (i) updated financial projections for itself and its Subsidiaries, on a consolidated basis, set forth on a monthly, by publication or group basis for such fiscal year and (ii) balance sheets and cash flow statements, on a monthly basis, for the Borrower and the Restricted Subsidiaries taken as a whole.”

(b) Section 6.5 of the Credit Agreement, Other Reports, is hereby modified and amended by adding subsection (h) to the end of Section 6.5 as follows:

“(h) Five (5) Business Days prior to the Investment/ Acquisition Closing Date of any Permitted Acquisition or Permitted Investment, an Acquisition and Investment summary which shall (i) include the amount of such proposed Permitted Investments or Permitted Acquisitions, (ii) identify the Person that is proposed to make such Investment or Acquisition, (iii) include a discussion describing in reasonable detail the Target’s business and the Borrower’s rationale for such proposed Permitted Investment or Permitted Acquisition, and (iv) set forth the projections in the Borrower’s “base case” that are relevant to the calculation of the Contingent Purchase Payments and Basket Projection Amounts of such Permitted Investment or Permitted Acquisition.”

      10. Amendments to Section 7.1.

(a) Section 7.1 of the Credit Agreement, Indebtedness, is hereby modified and amended by deleting subsection (c) in its entirety and by substituting the following in lieu thereof:

“(c) Indebtedness in respect of conditional sale, rental or purchase money obligations in an aggregate amount not to exceed (i) $5,000,000 minus (ii) the amount of such Indebtedness attributed to an Acquisition or Investment permitted under Section 7.5(x) at any one time outstanding;”

(b) Section 7.1 of the Credit Agreement, Indebtedness, is hereby modified and amended by deleting the parenthetical “(other than any of the Foreign Subsidiaries)” from subsection (e) thereof.

(c) Section 7.1 of the Credit Agreement, Indebtedness, is hereby further modified and amended by deleting subsections (l) and (m) in their entirety and by substituting the following in lieu thereof:

“(l) [Intentionally Omitted]; (m) [Intentionally Omitted];”

(d) Section 7.1 of the Credit Agreement, Indebtedness, is hereby further modified and amended by deleting subsections (n) in its entirety and by substituting the following in lieu thereof:

“(n) Indebtedness consisting of customary forms of deferred compensation, such as customary non-compete, consulting and similar agreements, incurred in connection with a Permitted Acquisition, and Indebtedness permitted by Section 7.5(x) and Section 7.1(c).”

      11. Amendments to Section 7.2.

      (a) Section 7.2 of the Credit Agreement, Investments, is hereby modified and amended by deleting subsection (a) in its entirety and by substituting the following in lieu thereof:

“(a) make Investments in and loans to the Borrower and to the Subsidiaries;”

      (b) Section 7.2 of the Credit Agreement, Investments, is hereby further modified and amended by deleting subsection (d) in its entirety and by substituting the following in lieu thereof:

“(d) make Permitted Foreign Joint Venture Acquisitions and Investments, provided, that any such Permitted Foreign Joint Venture Acquisitions and Investments made in cash (other than from Recycled Proceeds) shall reduce on a dollar-for-dollar basis the aggregate amount of Cash Acquisition Charges permitted under Section 7.5(x);”

      12. Amendments to Section 7.5.

      (a) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby modified and amended by deleting the proviso at the end of clause (ii) in its entirety and by substituting the following in lieu thereof:

“provided, however, that notwithstanding the existence of any Default or Event of Default, the Borrower and the Restricted Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, any Assets in an aggregate amount not to exceed $1,500,000 during the term of this Agreement from and after the Second Amendment Date pursuant to the foregoing terms and conditions so long as the Borrower shall prepay the Loans pursuant to Section 2.7(b) hereof without regard to the $1,500,000 threshold for repayment contained therein.”

      (b) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby modified and amended by deleting clause (iv) in its entirety and by substituting the following in lieu thereof:

“(iv) subject to compliance with Section 5.14, the Borrower and the Restricted Subsidiaries (y) may form Subsidiaries organized under any jurisdiction, subject to compliance with Sections 7.2(d) and 7.5(xi) hereof, and (z) may make Acquisitions of replacement Assets with Net Proceeds of insurance to the extent such Net Proceeds are permitted to be so used pursuant to Section 2.7(b)(iii) hereof;”

      (c) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by deleting clause (v) in its entirety and by substituting the following in lieu thereof:

“(v) [Intentionally Omitted];”

      (d) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by deleting clause (vi) in its entirety and by substituting the following in lieu thereof:

“(vi) the Borrower may contribute its Trademarks, provided, that the value of any such individual Trademark contributed does not exceed $1,000,000, in connection with a Permitted Foreign Joint Venture Acquisition or Investment, and promptly upon receipt by the Administrative Agent from the Borrower of documentation reasonably satisfactory to the Administrative Agent reflecting such contribution of Trademarks, the Administrative Agent will release its Lien on such contributed Trademarks;”

      (e) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by deleting clause (x) in its entirety and by substituting the following in lieu thereof:

“(x) subject to compliance with Section 5.14, the Borrower and its Subsidiaries may (I) make Investments as permitted by Section 7.2 (other than clause (c) thereof), (II) make Permitted Foreign Joint Venture Acquisitions and Investments permitted by clause (xi) of Section 7.5 hereof, (III) make Investments and Acquisitions permitted by clauses (xii) or (xiii) of Section 7.5 hereof or (IV) make other Investments and Acquisitions as follows:

(A) so long as no Default or Event of Default then exists or would be caused thereby;

(B) provided that (1) for the period from the Second Amendment Date and thereafter, the aggregate amount of Investments and Acquisitions made during such period (excluding the value of any new Equity Interests issued or to be issued in connection therewith by Holdco and its Subsidiaries, provided, that any new Equity Interests issued by any Subsidiary of Holdco shall constitute Management Shares or shall be pledged to the Administrative Agent as Collateral hereunder) shall not exceed $39,000,000 in the aggregate, not more than $24,000,000 in the aggregate of which shall consist of Pre-Maturity Payments, provided, that (x) the aggregate Pre-Maturity Contingent Purchase Payments made from and after the Second Amendment Date shall not exceed $14,000,000 and (y) the aggregate Cash Acquisition Charges made from and after the Second Amendment Date shall not exceed $14,000,000;

(2) if EBITDA for the twelve (12) months ending December 31, 2004 is equal to or greater than $40,850,000, excluding any EBITDA attributable to any Acquisition or Investment that has an Investment/ Acquisition Closing Date on or after the Second Amendment Date, then for the period from two (2) Business Days after receipt by the Agent of the audited financial statements for the year ended December 31, 2004, delivered pursuant to the terms of this Agreement, and thereafter, the aggregate amount of Investments and Acquisitions made from and after the Second Amendment Date (excluding the value of any new Equity Interests issued or to be issued in connection therewith by Holdco and its Subsidiaries, provided, that any new Equity Interests issued by any Subsidiary of Holdco shall constitute Management Shares or shall be pledged to the Administrative Agent as Collateral hereunder) shall not exceed $46,500,000 in the aggregate, not more than $29,000,000 in the aggregate of which shall consist of Pre-Maturity Payments, provided, that (x) the aggregate of Pre-Maturity Contingent Purchase Payments made from and after the Second Amendment Date shall not exceed $18,000,000 and (y) the aggregate of Cash Acquisition Charges made from and after the Second Amendment Date shall not exceed $16,500,000; or

(3) if EBITDA for the twelve (12) months ending June 30, 2005 is equal to or greater than $45,036,650, excluding any EBITDA attributable to any Acquisition or Investment that has an Investment/ Acquisition Closing Date on or after the Second Amendment Date, then for the period from two (2) Business Days after receipt by the Agent of the quarterly financial statements for the period ended June 30, 2005, delivered pursuant to the terms of this Agreement, and thereafter, the aggregate amount of Investments and Acquisitions made from and after the Second Amendment Date (excluding the value of any new Equity Interests issued or to be issued in connection therewith by Holdco and its Subsidiaries, provided, that any new Equity Interests issued by any Subsidiary of Holdco shall constitute Management Shares or shall be pledged to the Administrative Agent as Collateral hereunder) shall not exceed $60,000,000 in the aggregate, not more than $36,500,000 in the aggregate of which shall consist of Pre-Maturity Payments, provided, that (x) the aggregate of Pre-Maturity Contingent Purchase Payments made from and after the Second Amendment Date shall not exceed $20,000,000 and (y) the aggregate of Cash Acquisition Charges made from and after the Second Amendment Date shall not exceed $16,500,000;

(C) for each such Investment or Acquisition the total amount of Cash Acquisition Charges and Basket Projection Amount shall not exceed $12,500,000 without the prior written consent of the Administrative Agent or $25,000,000 without the prior written consent of the Required Lenders;

(D) the Target shall have positive EBITDA for the Period inclusive of such reasonable adjustments that may be proposed by the Borrower and approved by the Administrative Agent;

(E) Pro Forma Senior Leverage Ratio for the Period shall not be greater than the Senior Leverage Ratio for such Period;

(F) Earnout Payment obligations of the Borrower shall be non-interest bearing and unsecured; and

(G) (1) any Contingent Purchase Payment that becomes due and payable (each an “Earnout Payment”), shall (a) be deemed Indebtedness under Section 7.1(n) of this Agreement, and (b) constitute Senior Debt, for purposes of calculating covenant compliance under this Agreement, including for the purpose of calculating covenant compliance on a pro forma basis after giving effect to any such Earnout Payment; (2) prior to such time that any Contingent Purchase Payment becomes due and payable, it shall (a) not constitute Borrower Debt and (b) shall be measured, for the purposes of this Section 7.5(x), at the amount (the “Basket Projection Amount”) that would be due if the Borrower’s “base case” projections with respect to the applicable Investment or Acquisition were achieved, provided, that such projections shall include projected revenue and EBITDA, respectively, of the Target for the twelve (12) month period immediately preceding the date of each Contingent Purchase Payment that is at least 15% higher than the actual revenue and EBITDA, respectively, of the Target for the Period; and (3) once a Contingent Purchase Payment becomes due and payable, the Basket Projection Amount shall be replaced, for the purposes of this Section 7.5(x), by the amount of the Earnout Payment. Promptly, and in any event within 10 days, of the date on which a Contingent Purchase Payment becomes due and payable or is deemed Indebtedness the Borrower shall notify the Administrative Agent of such event.”

      (f) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by adding clause (xi) as follows:

“(xi) the Borrower and its Subsidiaries may make Permitted Foreign Joint Venture Acquisitions and Investments, provided, that any such Permitted Foreign Joint Venture Acquisitions and Investments made in cash (other than from Recycled Proceeds) shall reduce on a dollar-for-dollar basis the aggregate amount of Cash Acquisition Charges permitted under Section 7.5(x).”

      (g) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by adding clause (xii) as follows:

“(xii) the Borrower and its Subsidiaries may make Acquisitions and Investments within their respective lines of business so long as the Required Lenders shall consent thereto, and subject to any conditions imposed by the Required Lenders in connection therewith.”

      (h) Section 7.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by adding clause (xiii) as follows:

“(xiii) In the event that the Borrower or any of its Subsidiaries receive, in connection with a Permitted Acquisition, Permitted Investment or Permitted Foreign Joint Venture Acquisition or Investment, Indebtedness of a third party owing in favor of the Borrower or any of its Subsidiaries (including without limitation a note in favor of the Borrower or any of its Subsidiaries that is convertible into equity of a third party debtor), the Borrower or any of its Subsidiaries may forgive such Indebtedness, in whole or in part, as whole or partial consideration for the acquisition of any Assets and/or Equity Interests (a “Conversion”) and the value of the Conversion shall be deemed to be zero after giving effect to such Conversion for the purposes of Section 7.5(x)(B) and Section 7.5(xi).”

      13. Amendments to Section 7.7.

      (a) Section 7.7 of the Credit Agreement, Restricted Payments and Purchases, is hereby modified and amended by deleting clause (f) in its entirety and substituting the following in lieu thereof:

“(f) so long as no Default or Event of Default then exists or would be caused thereby, the Borrower and its Subsidiaries may (i) make Restricted Payments or Restricted Purchases in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdco or any of its Subsidiaries held by any employee, former employee, spouse, former spouse of any employee or former employee and any of their respective estates, or make payments on notes evidencing any Management Redemption Debt, in an aggregate amount not to exceed the sum of (A) $1,000,000 during any fiscal year (with unused amounts in any fiscal year being carried over to the immediately following fiscal year, but only to such immediately following fiscal year and not any subsequent fiscal year and amounts available during the current fiscal year must be used before any amounts carried forward may be used), plus (B) the Borrower’s fifty percent (50%) share of the aggregate cash Net Proceeds received from any ‘key-man’ life insurance policies, (ii) repurchase Equity Interests by the issuance of Management Redemption Debt permitted under Section 7.1 hereof, (iii) repurchase Equity Interests or make payments with respect to Management Redemption Debt in an aggregate amount not to exceed $1,500,000 during the term of this Agreement, and (iv) repurchase Equity Interests in consideration for the cancellation of any Management Notes issued in connection with the original purchase thereof; and”

      (b) Section 7.7 of the Credit Agreement, Restricted Payments and Purchases, is hereby further modified and amended by adding clause (g) as follows:

“(g) the Borrower and its Subsidiaries may make Restricted Purchases of Equity Interests in any Borrower Subsidiary that, immediately prior to any such Restricted Purchase, is not wholly-owned by the Borrower and its Subsidiaries, provided that such Restricted Purchase constitutes a Permitted Acquisition or Permitted Investment.”

      (c) Section 7.7 of the Credit Agreement, Restricted Payments and Purchases, is hereby further modified and amended by deleting the final sentence thereof (beginning “Notwithstanding anything to the contrary...”) in its entirety.

      14. Amendment to Section 7.8. Section 7.8 of the Credit Agreement, Affiliate Transactions, is hereby modified and amended by deleting each reference to “(other than loans made by any of the Unrestricted Subsidiaries to any member of the Restricted Group)” from clause (a) thereof.

      15. Amendment to Section 7.9.

      (a) Section 7.9 of the Credit Agreement, Business Name; Business Structure; Business, is hereby modified and amended by deleting clause (b)(i) in its entirety and by substituting the following in lieu.

“(b)(i) with respect to the Borrower and the Restricted Subsidiaries, engage in any business other than any of the following: (A) the business of publishing, in print or on the Internet, magazines in the United States and Europe, and in business activities related thereto (including without limitation conducting conferences and industry events and licensing content from such magazines and trademarks), (B) the business of acquiring, developing and managing Internet initiatives, new magazine publishing initiatives and events with respect to new or existing magazines, and (C) creating and holding interests in third parties obtained by means of Permitted Acquisitions and Permitted Investments (including without limitation by Permitted Foreign Joint Venture Acquisitions and Investments),”

      (b) Section 7.9 of the Credit Agreement, Business Name; Business Structure; Business, is hereby modified and amended by deleting the penultimate sentence thereof beginning (“The Internet Group .. . .”) in its entirety.

      16. Amendment to Article 7. Article 7 of the Credit Agreement, Negative Covenants, is hereby modified and amended by adding a new Section 7.14, Anti-Terrorism Laws as follows:

“Section 7.14 Anti-Terrorism Laws. (a) Conduct any business or engage in any transaction or dealing with any Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Person in violation of Executive Order No. 13224; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, (i) any of the prohibitions set forth in Executive Order No. 13224 or, in any material respect, the USA Patriot Act, or (ii) any prohibitions set forth in the rules or regulations issued by OFAC or any sanctions against targeted foreign countries, terrorism sponsoring organizations, and international narcotics traffickers based on U.S. foreign policy.”

      17. Amendment to Section 8.1. Section 8.1 of the Credit Agreement, Senior Leverage Ratio, is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 8.1 Senior Leverage Ratio. The Borrower shall not permit for any fiscal quarter end during the periods set forth below, or as of the date of any Advance during such periods, the Senior Leverage

Ratio, after giving effect to such Advance (if applicable), to exceed the applicable ratio for such date during the periods as set forth below:

Applicable Period	Ratio

June 30, 2004 through September 29, 2004	5.60 to 1.00
September 30, 2004 through December 30, 2004	5.50 to 1.00
December 31, 2004 through March 30, 2005	5.00 to 1.00
March 31, 2005 through June 29, 2005	4.75 to 1.00
June 30, 2005 through September 29, 2005	4.25 to 1.00
September 30, 2005 through December 30, 2005	4.00 to 1.00
December 31, 2005 through March 30, 2006	3.75 to 1.00
March 31, 2006 through June 29, 2006	3.50 to 1.00
June 30, 2006 through September 29, 2006	3.25 to 1.00
September 30, 2006 through December 30, 2006	2.75 to 1.00
December 31, 2006 and thereafter	2.50 to 1.00

      18. Amendment to Section 8.2. Section 8.2 of the Credit Agreement, Interest Coverage Ratio, is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 8.2 Interest Coverage Ratio. For any fiscal quarter end during the periods set forth below, the Borrower shall not permit the Interest Coverage Ratio to be less than the applicable ratio for such fiscal quarter end during the periods as set forth below:

Period	Ratio

June 30, 2004 through September 29, 2004	2.50 to 1.00
September 30, 2004 through December 30, 2004	2.50 to 1.00
December 31, 2004 through March 30, 2005	2.80 to 1.00
March 31, 2005 through June 29, 2005	2.90 to 1.00
June 30, 2005 through September 29, 2005	3.15 to 1.00
September 30, 2005 through December 30, 2005	3.20 to 1.00
December 31, 2005 and thereafter	3.30 to 1.00

      19. Amendment to Section 8.3. Section 8.3 of the Credit Agreement, Fixed Charge Coverage Ratio, is hereby deleted in its entirety and the following substituted in lieu thereof:

“Section 8.3 Fixed Charge Coverage Ratio. For any fiscal quarter end during the periods set forth below, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the applicable ratio for such fiscal quarter end during the periods as set forth below:

June 30, 2004 through March 30, 2005	1.25 to 1.00
March 31, 2005 through June 29, 2005	1.20 to 1.00
June 30, 2005 through September 29, 2005	1.10 to 1.00
September 30, 2005 through December 30, 2005	1.10 to 1.00
December 31, 2005 through March 30, 2006	1.10 to 1.00
March 31, 2006 through June 29, 2006	1.10 to 1.00
June 30, 2006 through September 29, 2006	1.10 to 1.00
September 30, 2006 through December 30, 2006	1.05 to 1.00
December 31, 2006 and thereafter	1.05 to 1.00

      20. Amendment to Section 8.4. Section 8.4 of the Credit Agreement, Capital Expenditures, is hereby modified and amended by

(a) deleting the text “December 31, 2004” and substituting the text “Maturity Date” in lieu thereof in such Section; and

(b) deleting clause (a) in its entirety and by substituting the following in lieu thereof:

“(a) for the period ending December 31, 2004, $5,000,000 and thereafter, $6,000,000, plus”

      21. Amendment to Section 12.5. Section 12.5(f) of the Credit Agreement, Successors and Assigns; Participations and Assignments, is hereby modified and amended by replacing the reference to “Section 12.17” contained therein with a reference to “Section 12.18.”

      22. Amendment to Section 12.18. Section 12.18 of the Credit Agreement, Confidentiality, is hereby modified and amended by replacing the reference to “Section 12.17” contained therein with a reference to “Section 12.18” and to renumber clauses (v), (vii), (viii) and (ix) thereof, respectively, as clauses (e), (f), (g) and (h), respectively.

      23. No Other Amendments. Except for the amendments expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lead Arranger, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Credit Parties hereby reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

      24. Reaffirmation. Each of the Borrower Parties acknowledges and agrees that the security and other interests granted to the Administrative Agent and the other Credit Parties pursuant to the Loan Documents to which each respective Borrower Party is a signatory prior to the date hereof shall remain outstanding and in full force and effect in accordance with the Loan Documents, and shall continue to secure the Obligations, and that the security and other interests granted to the Administrative Agent and the other Credit Parties thereby are hereby ratified, confirmed and continued by execution and delivery hereof. The Loan Documents shall remain extant and in full force and effect following the execution and delivery of this Amendment and the other Loan Documents executed in connection therewith, and each of the Borrower Parties hereby ratifies and confirms its respective obligations thereunder.

      25. Amendment Fee. The Borrower hereby agrees to pay, upon the Effective Date (as defined in Section 26 below), to each Lender that delivers its consent to this Amendment on or before 5:00 p.m. (Eastern Daylight Time) on July 1, 2004, an amendment fee (the “Amendment Fee”) in the amount of 25 basis points on the aggregate outstanding principal amount of such Lender’s Revolving Commitment and Term Loans (other than the Participated Term Loans) as of the Effective Date. The Amendment Fee shall be fully earned when due and non-refundable when paid

      26. Waiver. To the extent any of the occurrences described on Schedule 1 hereto constitute any Default or Event of Default, the Lenders hereby waive, as of the Effective Date, compliance with each such Defaults and Event of Default. The foregoing waiver is specifically limited in time and scope to the individual occurrences described above and shall not be deemed to extend or apply to any other term, provision, event or occurrence in existence as of the date hereof or arising hereafter.

      27. Conditions to Effectiveness. This Amendment shall be effective as of the date first written above (the “Effective Date”) upon the Administrative Agent’s receipt of

(a) a counterpart hereof duly executed by each of the Borrower Parties and a Lender Addendum duly executed by each of the Required Lenders as provided in Section 32 of this Amendment,

(b) the Credit Parties shall have received payment of the Amendment Fee and the Administrative Agent shall have received payment of all reasonable fees and expenses (including, without limitation, its reasonable legal fees and expenses incurred in connection with this Amendment) due and payable on the Effective Date in respect of the Credit Agreement, this Amendment and the transactions contemplated hereby and thereby.

      28. Representations and Warranties. Each of the Borrower Parties agrees, represents and warrants in favor of the Lead Arranger, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Credit Parties that:

(a) This Amendment has been executed and delivered by duly authorized representatives of the Borrower Parties, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by the application of general equitable principles;

(b) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(c) All of the representations and warranties made by or with respect to the Borrower Parties, or any of them, under the Credit Agreement or any other Loan Document, is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Amendment, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Amendment (except to the extent that any such representation or warranty expressly relates to a prior specific date or period); and

(d) No event contemplated in connection with this Amendment has occurred, which has not been consented to or waived, the occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, a material default by any of the Borrower Parties under any material indenture, agreement or other instrument, or any judgment, decree or order, to which any of the Borrower Parties is a party or by which any of the Borrower Parties or any of their respective properties may be bound or affected.

      29. Acknowledgements. The parties hereby acknowledge that they have not entered into a mutual disregard of the terms and provision of the Credit Agreement or the other Loan Documents, or engaged in any course of dealing at variance with the terms and provision of the Credit Agreement or the other Loan Documents. The Borrower hereby further acknowledges that it shall not rely upon the existence of or claim or assert that there exists any such course of dealing or mutual disregard of terms.

      30. Effect on the Credit Agreement. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

      31. Counterparts. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile or email transmission shall be deemed an original signature hereto.

      32. Delivery of Lender Addenda. Each Credit Party shall become a party to this Amendment by delivering to the Administrative Agent a Lender Addendum, substantially in the form of Annex A attached hereto, duly executed by such Credit Party.

      33. Law of Contract. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:	ZIFF DAVIS MEDIA INC.
By:

Name:

Title:

BORROWER PARTIES:	ZIFF DAVIS HOLDINGS INC., a Delaware corporation
By:

Name:

Title:

ZIFF DAVIS INTERMEDIATE HOLDINGS INC., a Delaware corporation
By:

Name:

Title:

ZIFF DAVIS PUBLISHING HOLDINGS INC., a Delaware corporation
By:

Name:

Title:

ZIFF DAVIS PUBLISHING INC., a Delaware corporation
By:

Name:

Title:

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

ZIFF DAVIS INTERNET INC., a Delaware corporation
By:

Name:

Title:

ZIFF DAVIS DEVELOPMENT INC., a Delaware corporation
By:

Name:

Title:

LEAD ARRANGER:	CIBC WORLD MARKETS CORP.
By:

Name:

Title:

SYNDICATION AGENT:	DEUTSCHE BANK TRUST COMPANY AMERICAS
By:

Name:

Title:

DOCUMENTATION AGENT:	FLEET NATIONAL BANK
By:

Name:

Title:

ADMINISTRATIVE AGENT:	CANADIAN IMPERIAL BANK OF COMMERCE
By:

Name:

Title:

ANNEX A

FORM OF LENDER ADDENDUM

ZIFF DAVIS MEDIA INC.

AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF AUGUST 12, 2002

      Reference is made to the Amended and Restated Credit Agreement, dated as of August 12, 2002, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 17, 2002 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Ziff Davis Media Inc., as Borrower, CIBC World Markets Corp., as lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as syndication agent, Fleet National Bank, as documentation agent, Canadian Imperial Bank of Commerce, as administrative agent (the “Administrative Agent”) and the other Credit Parties party thereto. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

      The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement, in each case, on the terms and conditions described in that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 1, 2004 (the “Second Amendment”)

      By execution and delivery of this Lender Addendum as provided in Section 32 of the Second Amendment, the undersigned Credit Party hereby consents to and agrees with all of the terms and conditions contained in the Second Amendment.

      THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of the Second Amendment Date.

(NAME OF CREDIT PARTY)

By:

Name:
Title:

SCHEDULE 1

1.	Investments were made in Unrestricted Subsidiaries from Specified Equity that had been transferred out of the Equity Collateral Account into an interest bearing account.

2.	Borrower did not make a prepayment of principal on the Loans in the amount of 50% of the $65,000 payment received from Lionbridge Technologies Inc. (“Lionbridge”) in January 2003 in settlement of a suit by Lionbridge in connection with the eTesting Labs Disposition.

3.	TM Media Inc. was mistakenly acquired by Ziff Davis Media Inc. rather than Ziff Davis Development in September 2003 for an initial purchase price of $41,000.

4.	Events of Default caused by taking actions during the continuance of any Events of Default caused by the above occurrences, which actions are prohibited by the Credit Agreement during the continuance of an Event of Default (including without limitation repurchase of Equity Interests of Ziff Davis Holdings Inc., Ziff Davis Development Inc. and Ziff Davis Internet Inc. in consideration for cancellation of Management Notes issued in connection with the original purchase thereof).